April 13, 2005

Northern Lights Fund Trust

150 Motor Parkway, Suite 205

Hauppauge, NY  11788

Re:

Northern Lights Fund Trust (333-122917/811-21720)

Registration Statement on Form N-1A

Dear Sir/Madam:

We refer to the Registration Statement (the “Registration Statement”) filed by Northern Lights Fund Trust, a Delaware statutory trust, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares (the “Shares”) of beneficial interest of the Jacobs & Company Mutual Fund, a new series of the Trust.

In our capacity as counsel to the Trust, we have examined the original or certified copies of such records of the Trust and such agreements, certificates of public officials, certificates of officers or representatives of the Trust and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed.  In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies.  As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Trust and others.

Based upon the foregoing, it is our opinion that the Shares when issued and paid for, will constitute validly authorized and legally issued shares of beneficial interest, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.  We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP